UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2013
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FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 30, 2013, Travis "Tra" Cosby, III, chairman of the board, First Community Bank of Central Alabama, Wetumpka, Alabama, has been deemed elected to fill the member directorship of the Federal Home Loan Bank of Atlanta ("Bank") designated for Alabama for a four-year term beginning on January 1, 2014, pursuant to applicable Federal Housing Finance Agency ("Finance Agency") regulations, including 12 C.F.R. § 1261.8(c) ("Applicable Regulations"). The Applicable Regulations provide that if the number of eligible individuals to be nominated and to accept nomination is equal to or fewer than the number of member directorships to be filled, such nominees shall be deemed elected without further action. The Bank conducted the member director nomination process in accordance with the provisions of the Federal Home Loan Bank Act ("Act") and the Applicable Regulations. The Bank will include Mr. Cosby as the director-elect for Alabama in the Bank's report of election. The Bank has not yet determined on which committees Mr. Cosby will serve beginning in 2014.

The Bank is a cooperative and conducts business primarily with its members, who are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Subject to the Act and Finance Agency regulations, the Bank also issues consolidated obligations through the Office of Finance, maintains a portfolio of short-term and long-term investments, enters into derivative transactions, and provides certain cash management and other services, in each case, with members, housing associates or other third parties of which directors may serve as officers or directors. All such transactions are made in the ordinary course of the Bank's business and are subject to the same Bank policies as transactions with the Bank's members, housing associates and third parties generally. Pursuant to Finance Agency regulation, the Bank's member directors serve as officers or directors of a Bank member.

The Bank expects to compensate Mr. Cosby in accordance with the Bank's Directors' Compensation Policy. He also will be entitled to participate in the Bank's Non-qualified Deferred Compensation Plan, under which each Bank director has the opportunity to defer all or a portion of the amounts of his compensation. The form and amount of any compensation to all directors, including Mr. Cosby, is subject to approval by the board of directors of the Bank and subject to the Act and Finance Agency regulations.

Item 7.01. Regulation FD Disclosure.

On August 30, 2013, as required by the Applicable Regulations, the Bank notified its members in Alabama who are eligible to participate in the 2013 director election that because Mr. Cosby was the only individual to be nominated and to accept nomination for the Alabama member directorship, Mr. Cosby has been deemed elected without further action pursuant to the Applicable Regulations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: August 30, 2013	By: /s/ Reginald T. O'Shields
By: Reginald T. O'Shields
Senior Vice President and
General Counsel